As filed with the Securities and Exchange Commission on May 20, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

622 Broadway

New York, New York 10012

(646) 536-2842

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Strauss Zelnick

Chairman and Chief Executive Officer

Take-Two Interactive Software, Inc.

622 Broadway

New York, New York 10012

(646) 536-2842

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please address a copy of all communications to:

Adam M. Turteltaub, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock of Take-Two Interactive Software, Inc., par value $.01 per share (1)	591,912	$36.635	$21,684,696.12	$2,183.65

(1) The registrant is hereby registering the sale by certain selling stockholders of up to 591,912 shares of our Common Stock previously granted to ZelnickMedia Corporation pursuant to the terms of the Management Agreement, dated as of March 10, 2014, by and between ZelnickMedia Corporation and the registrant.

(2)  Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, this Registration Statement also covers such additional number of our Common Stock as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar events.

(3)  Estimated solely for the purposes of calculating the registration fee.  Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported by the NASDAQ Global Select Market, for our Common Stock on May 13, 2016.

PROSPECTUS

TAKE-TWO INTERACTIVE SOFTWARE, INC.

591,912 Shares of Common Stock

This Prospectus will be used from time to time by the selling shareholders named in this prospectus to resell up to 591,912 shares of our Common Stock, par value $.01 per share.  ZelnickMedia Corporation acquired the Common Stock pursuant to grants made by us in 2014 under the terms of that certain Management Agreement, dated as of March 10, 2014, by and between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation.  The selling shareholders (other than ZelnickMedia) acquired, or may acquire, the shares of Common Stock covered by this Prospectus pursuant to a distribution made by ZelnickMedia Corporation to its partners including such selling shareholders.  We are registering the offer and sale of the Common Stock to satisfy registration rights we have granted to ZelnickMedia Corporation pursuant to the Management Agreement.

The Common Stock may be offered from time to time by the selling shareholders in any manner described under the section entitled “Plan of Distribution” beginning on page 10 of this prospectus.  The selling shareholders may sell the shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.  We will not receive any proceeds from the sale of our Common Stock by the selling shareholders, but we will incur expenses in connection with the offering.

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “TTWO.”  The last reported sale price on May 19, 2016 was $37.29 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2016

References in this prospectus to “Take-Two,” “we,” “us,” “our,” the “Company” or similar references mean Take-Two Interactive, Inc. and its subsidiaries.  References to “Common Stock” refer to the Company’s Common Stock, par value $.01 per share.

You should rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement.  Neither we nor the selling shareholders have authorized anyone else to provide you with different information.  The securities are not being offered in any jurisdiction where the offer or sale is not permitted.  You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process.  Under this shelf registration process, the selling shareholders may, from time to time, sell the offered securities in one or more offerings or resales.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling shareholders.  We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.  To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including, but not limited to, our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current and next-generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games and risks associated with international operations. Other important factors and information are discussed under the heading “Risk Factors” beginning on page 2 of this prospectus and contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and the Company’s other periodic filings with the SEC, which are incorporated herein by reference.  All forward-looking statements are qualified by these cautionary statements and speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This prospectus relates to the offer and resale by the selling shareholders identified in this prospectus of up to 591,912 shares of our Common Stock. We will not receive any of the proceeds from the sale of the Common Stock by the selling shareholders.  This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated by reference into this prospectus. See the sections entitled “Where You Can Find More Information” for a further discussion on incorporation by reference.

We are a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. We develop and publish products through our two wholly owned labels Rockstar Games and 2K. Our products are currently designed for console gaming systems such as the Sony Computer Entertainment, Inc. PlayStation®3 and PlayStation®4, Microsoft Corporation Xbox 360® and Xbox One®; and personal computers, including smartphones and tablets. We deliver our products through physical retail, digital download, online platforms and cloud streaming services.

Our core strategy is to capitalize on the popularity of video games by developing and publishing high quality interactive entertainment experiences across a range of genres. We focus on building compelling entertainment franchises by publishing a select number of titles for which we can create sequels and incremental revenue opportunities through add on content, microtransactions and online play. We support the success of our products in the marketplace through innovative marketing programs and global distribution on all platforms and through all channels that are relevant to our target audience.

This prospectus relates to the resale of up to 591,912 shares of Common Stock that may be offered and sold from time to time by the selling shareholders named in this prospectus.  ZelnickMedia Corporation acquired the shares that are the subject of this prospectus in connection with a grant made by us in 2014 under that certain Management Agreement, dated as of March 10, 2014, by and between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation (the “2014 Management Agreement”).  The selling shareholders (other than ZelnickMedia) acquired, or may acquire, the shares of Common Stock covered by this Prospectus pursuant to a distribution made by ZelnickMedia Corporation to its partners including such selling shareholders.  We are registering the offer and sale of the shares to satisfy certain registration rights we have granted to ZelnickMedia Corporation pursuant to the terms of the 2014 Management Agreement. See “Selling Shareholders.” We will not receive any of the proceeds from the sale of the shares hereunder. See “Use of Proceeds.”

We were incorporated under the laws of the State of Delaware in 1993 and are headquartered at 622 Broadway, New York, New York 10012. Our telephone number is (646) 536-2842.

RISK FACTORS

Investment in our Common Stock involves risks.  Before you invest in our Common Stock, you should carefully consider the risk factors incorporated into this prospectus by reference to our most recent Annual Report on Form 10-K, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and risk factors and other information contained in any applicable prospectus supplement before acquiring any of such shares of Common Stock.  For a description of these reports and documents, and information about where you can find them, see the section entitled “Where You Can Find More Information.”  The occurrence of any of the events described in the risk factors might cause you to lose all or part of your investment in the Common Stock.  Please also refer to the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the selling shareholders named in this prospectus or in any supplement to this prospectus.  We will not receive any proceeds from the sale of the Common Stock by the selling shareholders.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale by ZelnickMedia Corporation (“ZelnickMedia”), Strauss Zelnick, Karl Slatoff, Andrew Vogel, Jordan Turkewitz, Seymour Sammell, Brian Motechin and Ben Shriner (the “selling shareholders”) of Common Stock that was acquired by ZelnickMedia in connection with a grant made by us in 2014 under that certain Management Agreement, dated as of March 10, 2014, by and between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation (the “2014 Management Agreement”).  The selling shareholders (other than ZelnickMedia) acquired, or may acquire, the shares of Common Stock covered by this prospectus pursuant to a distribution made by ZelnickMedia to its partners including such selling shareholders.  We are registering the offer and sale of the Common Stock in response to a request from ZelnickMedia to file a registration statement, a right that we granted to ZelnickMedia in the 2014 Management Agreement.  Pursuant to the 2014 Management Agreement, we issued to ZelnickMedia 178,654 shares of time-based restricted Common Stock and 440,836 shares of performance-based restricted Common Stock.  Pursuant to the Restricted Unit Agreement by and between ZelnickMedia and the Company, dated as of April 1, 2014, as amended (the “2014 Restricted Unit Agreement”), as of May 20, 2016, 178,654 shares of the time-based restricted Common Stock have vested.  Pursuant to the 2014 Restricted Unit Agreement, as of May 20, 2016, 413,258 shares of the performance-based restricted Common Stock have vested.  See the section titled “Positions, Offices, and Other Material Relationships” -— “Awards Under the 2014 Management Agreement”  for more information on the 2014 Management Agreement.  Based on information provided to us by the selling shareholders, ZelnickMedia has, or plans to, distribute such shares that have vested as of May 20, 2016 to its partners including the selling shareholders other than ZelnickMedia.  We are registering all of this Common Stock in order to permit the selling shareholders to offer the Common Stock for resale from time to time.

The following table sets forth the name of each selling shareholder, the number of shares of Common Stock owned by or attributable to such selling shareholder immediately prior to this registration (which includes the shares offered by this prospectus and which was prepared based on information supplied to us by the selling shareholders as of May 20, 2016 and reflects pro forma holdings as of May 20, 2016, assuming for this purpose that the 413,258 shares of performance-based restricted Common Stock and 178,654 shares of time-based restricted Common Stock referred to above are all vested as of May 20, 2016, that 27,578 shares of performance-based restricted Common Stock are forfeited as of May 20, 2016 due to the failure to meet performance conditions and that ZelnickMedia has distributed 266,362 of such shares to its partners as of May 20, 2016), the number of shares of Common Stock offered hereby and registered by the registration statement of which this prospectus is a part and the number of shares of Common Stock to be owned by each selling shareholder after the maximum number of shares being offered hereby are sold, which assumes that all shares of Common Stock covered by this prospectus will be sold by the selling shareholders and that no additional shares of Common Stock of the Company are subsequently bought or sold by the selling shareholders.  However, because the selling shareholders may offer from time to time all, some or none of their shares of Common Stock under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares of Common Stock that will be sold by the selling shareholders or that will be held by the selling shareholders after completion of the sales.  In addition, we do not know how long the selling shareholders will hold their shares before selling them.

In the table below, the percentage of shares beneficially owned is based on 84,834,119 shares of Common Stock outstanding as of May 13, 2016, determined in accordance with Rule 13d-3 under the Exchange Act.

	Ownership Prior to the Registration(1)(2)			Shares of Common Stock Covered by this Registration		Ownership After the Covered Shares are Sold(1)
Name	Number of Shares		Percent	Statement (2)		Number of Shares		Percent
ZelnickMedia Corporation	1,224,076	(3)(4)	1.44%	591,912	(5)	898,526	(3)(6)	1.06%
Strauss Zelnick (7)	1,667,357	(4)	1.97%	112,537		1,229,270		1.45%
Karl Slatoff (8)	1,266,694	(4)	1.49%	42,618		898,526		1.06%
Andrew Vogel	42,618		**	42,618		—		**
Jordan Turkewitz	42,618		**	42,618		—		**
Seymour Sammell	21,975		**	21,975		—		**
Brian Motechin	2,664		**	2,664		—		**
Ben Shriner	1,332		**	1,332		—		**

**Less than 1%

(1)                                 Assumes that ZelnickMedia has distributed 266,362 of such shares to its partners as of May 20, 2016. The unvested restricted units granted to ZelnickMedia on May 20, 2015 settleable for up to 525,591 shares and unvested restricted units granted to ZelnickMedia on May 20, 2016 settleable for up to 372,935 shares are not included for the purposes of the shares of Common Stock outstanding in the table, which is based on the shares of Common Stock outstanding as of May 13, 2016.

(2)                                 For the natural persons set forth in the table, all of whom are partners of ZelnickMedia, such share amounts reflect the total number of shares being distributed to each such person by ZelnickMedia on or after May 20, 2016.

(3)                                 Includes unvested restricted units granted to ZelnickMedia on May 20, 2015 settleable for up to 525,591 shares and unvested restricted units granted to ZelnickMedia on May 20, 2016 settleable for up to 372,935 shares.  A portion of each grant is subject to time-based vesting and the other portion is subject to performance-based vesting.  The 2015 grant will vest, if at all, on April 1, 2017, and the 2016 grant will vest, if at all, on April 1, 2018, subject in each case to acceleration or forfeiture under certain circumstances.

(4)                                 Includes 325,550 shares to be sold by ZelnickMedia to satisfy the tax obligations of the partners of ZelnickMedia upon the vesting of the 591,912 shares of restricted Common Stock previously granted to ZelnickMedia covered by this registration statement.

(5)                                 Includes 266,362 shares to be distributed by ZelnickMedia to its partners on or after May 20, 2016.

(6)                                 ZelnickMedia intends to sell a total of 325,550 shares to satisfy the tax obligations of the partners of ZelnickMedia upon the vesting of the 591,912 shares of restricted Common Stock previously granted to ZelnickMedia covered by this registration statement.

(7)                                 Mr. Zelnick is a partner at ZelnickMedia. The shares listed include 195,744 shares of common stock held by Zelnick/Belzberg Living Trust (such shares are indirectly held by Mr. Zelnick), 135,000 shares of common stock held by Wendy Jay Belzberg 2012 Family Trust (such shares are indirectly held by Mr. Zelnick) and the shares of common stock held by ZelnickMedia (such shares are not held individually by Mr. Zelnick).

(8)                                 Mr. Slatoff is a partner at ZelnickMedia. The shares listed include the shares of common stock held by ZelnickMedia (such shares are not held individually by Mr. Slatoff).

Positions, Officers and Other Material Relationships

Mr. Zelnick has been Chairman of the Company since March 2007, Executive Chairman of the Company since February 2008 and Chief Executive Officer of the Company since January 2011. Mr. Zelnick also is a partner in ZelnickMedia.  Mr. Slatoff became President of the Company in May 2013 and served as Chief Operating Officer of the Company from October 2010 through April 2013. From February 2008 to October 2010, Mr. Slatoff served as an Executive Vice President of the Company. Mr. Slatoff also is a partner in ZelnickMedia.  Ben Feder, Andrew Vogel, Jordan Turkewitz, Seymour Sammell, Brian Motechin and Michael Worosz are partners of ZelnickMedia.

The 2014 Management Agreement replaced and superseded the Company’s original Management Agreements with ZelnickMedia, dated as of March 30, 2007, as amended, and May 20,

2011 (the “Original Management Agreements”). Once effective, the 2014 Management Agreement superseded and replaced the Original Management Agreements, except as otherwise contemplated in the 2014 Management Agreement.

Under the terms of the 2014 Management Agreement, ZelnickMedia provides financial and management consulting services to the Company.

Term and Personnel. The 2014 Management Agreement provides for a term through March 31, 2019, unless earlier terminated in accordance with its terms. Under the 2014 Management Agreement, ZelnickMedia continues to provide certain individuals as it deems appropriate for the performance of the 2014 Management Agreement. Specifically (i) Mr. Zelnick serves as Executive Chairman of the Board and CEO of the Company, (ii) Mr. Slatoff serves as the Company’s President, and (iii) other ZelnickMedia personnel as appropriate provide services to the Company on a project-by-project, as needed basis.

If Mr. Zelnick or any other employee of ZelnickMedia acting in an executive capacity for the Company pursuant to the 2014 Management Agreement is unable or unavailable to serve in such capacity (other than due to a termination by the Company without Cause or their resignation for Good Reason (as such terms are defined in such person’s employment agreement with the Company or, in the case of Mr. Zelnick, in the 2014 Management Agreement)), and ZelnickMedia is unable to provide a qualified individual within a reasonable period of time to serve in such capacity who is reasonably satisfactory to the Board, then the Company may fill such position with a person not affiliated with ZelnickMedia and deduct the costs of such person’s compensation from ZelnickMedia’s compensation under the 2014 Management Agreement (with such deduction limited to no more than 60% of the aggregate compensation payable to ZelnickMedia if such person replaces Mr. Zelnick and no more than 40% of the aggregate compensation payable to ZelnickMedia if such person replaces Mr. Slatoff).

Management Fee and Annual Bonus Opportunity. Under the 2014 Management Agreement, the Company pays a monthly management fee equal to $247,500 per month ($2,970,000 annualized). The management fee will not be increased or decreased during the term of the 2014 Management Agreement. In addition to the monthly management fee, ZelnickMedia receives an annual bonus, subject to the achievement by the Company of certain performance thresholds in respect of each of the five fiscal years ending March 31, 2015, 2016, 2017, 2018 and 2019. For each such fiscal year, the annual bonus opportunity ranges from $0 (at 80% of the Target, as defined in the 2014 Management Agreement) to $4,752,000 (at 150% of the Target or greater). The annual bonus opportunity will not be increased or decreased during the term of the 2014 Management Agreement. If the 2014 Management Agreement is terminated by the Company without Cause (as defined in the 2014 Management Agreement) or by ZelnickMedia for Good Reason (as defined in the 2014 Management Agreement) (whether before or after a Change in Control (as defined in the 2014 Management Agreement)), ZelnickMedia is entitled to be paid on the date of termination an amount equal to the sum of (i) the earned but unpaid portion of the management fee, (ii) any accrued but unpaid annual bonus for a completed fiscal year and (ii) three times the sum of the per annum management fee plus the Target Bonus Amount (as defined in the 2014 Management Agreement).

Expense Reimbursement. Under the 2014 Management Agreement, ZelnickMedia is entitled to the reimbursement of reasonable out-of-pocket expenses in connection with the 2014 Management Agreement and the rendering of services thereunder.

Limits on Compensation. Under the 2014 Management Agreement, no more than 60% of the aggregate compensation payable to ZelnickMedia under the 2014 Management Agreement (whether in the form of the management fee, the annual bonus or the restricted unit awards) shall be received by or conveyed to Mr. Zelnick (or such other employee of ZelnickMedia that serves as Executive Chairman and CEO of the Company) and no more than 40% of such aggregate compensation shall be received by or conveyed to Mr. Slatoff (or such other employee of ZelnickMedia that serves as the President of the Company).

Restrictions on Sale of Vested Stock. Under the 2014 Management Agreement, prior to March 31, 2019 (or earlier in the event of a Change in Control) ZelnickMedia and any Subject Person (as defined in the 2014 Management Agreement)  are prohibited from selling or otherwise disposing of any shares of Common Stock of the Company, if the Market Value (as defined in the 2014 Management Agreement) of all shares of Common Stock of the Company (including any options, restricted stock and restricted units), after giving effect to such proposed sale or other disposition, owned by ZelnickMedia and each Subject Person in the aggregate as of the trading day immediately preceding the date of the proposed sale or disposition, would be less than five times (5x) the per annum management fee (excluding any bonuses).

Awards Under the 2014 Management Agreement

2014 Restricted Units.

Time-Based Award. The Company issued to ZelnickMedia 178,654 time-based restricted units (such number determined by dividing $3,850,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2014), all of which units have vested on May 20, 2016 (collectively, the “2014 Time-Based Award”).

Performance-Based Award. The Company issued to ZelnickMedia 440,836 performance-based restricted units (such number determined by dividing $9,500,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2014), which units represent the maximum number of performance-based units that are eligible to vest (collectively, the “2014 Performance Award”).  413,258 such units have vested as of May 20, 2016 and 27,578 units were forfeited as of May 20, 2016 due to the failure to meet performance conditions.

2015 Restricted Units.

Time-Based Award. The Company issued to ZelnickMedia 151,575 time-based restricted units (the “2015 Time-Based Restricted Units”) (such number determined by dividing $3,850,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2015), which units will vest on April 1, 2017, provided that the 2014 Management Agreement has not been terminated prior to such date (the “2015 Time-Based Award”, and together with the 2014 Time-Based Award, the “Time-Based Awards”). Notwithstanding the foregoing, the 2015 Time-Based Award will immediately vest in full if the 2014 Management Agreement is terminated by the Company without Cause or by ZelnickMedia for Good Reason.  Conversely, ZelnickMedia will forfeit to the Company all 2015 Time-Based Restricted Units if the 2014 Management Agreement is terminated by the Company for Cause or by ZelnickMedia without Good Reason prior to April 1, 2017.

Performance-Based Award. The Company issued to ZelnickMedia 374,016 performance-based restricted units (such number determined by dividing $9,500,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2015), which units represent the maximum number of performance-based units that are eligible to vest and have been divided into three categories of vesting as follows: (i) on April 1, 2017, a number of New IP Performance-Based Units (as defined in the Amended and Restated Restricted Unit Agreement by and between ZelnickMedia and the Company, dated as of June 30, 2015 (the “2015 Restricted Unit Agreement”)) will vest equal to the product of (x) the target number of New IP Performance-Based Units in such vesting tranche (23,376) multiplied by (y) the New IP Vesting Percentage (as defined in the 2015 Restricted Unit Agreement), which ranges from 0% to 200%, (ii) on April 1, 2017, a number of Major IP Performance-Based Units (as defined in the 2015 Restricted Unit Agreement) will vest equal to the product of (x) the target number of Major IP Performance-Based Units in such vesting tranche (23,376) multiplied by (y) the Major IP Vesting Percentage (as defined the 2015 Restricted Unit Agreement), which ranges from 0% to 200%, and (iii) on April 1, 2017, a number of TSR Performance-Based Units (as defined in the 2015 Restricted Unit Agreement) will vest equal to the product of (x) the target number of TSR Performance-Based Units in such vesting tranche (140,256) multiplied by (y) the TSR Vesting

Percentage (as defined in the 2015 Restricted Unit Agreement), which ranges from 0% to 200% (collectively, the “2015 Performance Award”, and together with the 2014 Performance Award, the “Performance Awards”).

In the event that any portion of the 2015 Performance Award will not have vested as of April 1, 2017 or upon a termination of the 2014 Management Agreement by the Company for Cause or by ZelnickMedia without Good Reason, ZelnickMedia will forfeit to the Company any and all 2015 Performance Based Restricted Units that have not vested as of such date.

Treatment of Awards.

Upon a termination of the 2014 Management Agreement by the Company without Cause or by ZelnickMedia for Good Reason, any then-unvested restricted stock or units granted pursuant to the Performance Awards (including any restricted stock or units granted to ZelnickMedia during the term of the 2014 Management Agreement on or after April 1, 2014) will vest on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period or, prior to a Change in Control (as defined in the 2014 Management Agreement), for TSR Performance-Based Units (as defined in the 2014 Restricted Unit Agreement or 2015 Restricted Unit Agreement, as applicable), based on the actual level of performance achieved for each applicable performance measure as of the date of termination.

If the Company and ZelnickMedia fail to enter into a new management agreement on substantially similar terms in the aggregate as those provided under the 2014 Management Agreement upon the expiration of the term of the 2014 Management Agreement or otherwise fail to agree to extend the term of the 2014 Management Agreement, all unvested time-vesting restricted stock or units granted during the term of the 2014 Management Agreement on or after April 1, 2014 will vest upon such expiration and all then-unvested performance-vesting restricted stock or units will vest based on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period or, prior to a Change in Control, for TSR Performance-Based Units (as defined in the 2014 Restricted Unit Agreement or 2015 Restricted Unit Agreement, as applicable), based on the actual level of performance achieved for each applicable performance measure as of the date of termination.

If a Change in Control occurs during the term of the 2014 Management Agreement, the 2014 Management Agreement will not automatically terminate and all unvested restricted units granted pursuant to the 2014 Restricted Unit Agreement or 2015 Restricted Unit Agreement, as applicable, will vest as set forth in the 2014 Restricted Unit Agreement or 2015 Restricted Unit Agreement, as applicable, except that any restricted stock or units granted to ZelnickMedia on or after April 1, 2014 will vest upon the earlier to occur of (x) a termination of the 2014 Management Agreement by the Company without Cause or by ZelnickMedia for Good Reason or (y) the second anniversary of the applicable date of grant, and, with respect to any performance-based restricted stock or units, in each case, based on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period.

Registration Statement.

Within 45 days following the request of ZelnickMedia, the Company will file a Registration Statement on Form S-3 registering for resale all of the shares of the Company’s common stock issuable pursuant to awards granted to ZelnickMedia under the 2014 Restricted Unit Agreement and 2015 Restricted Unit Agreement.

The foregoing descriptions of the 2014 Management Agreement, the 2014 Restricted Unit Agreement and the 2015 Restricted Unit Agreement (including the Time-Based Awards and the Performance Awards issuable to ZelnickMedia thereunder) are only a summary and are qualified in their entirety by reference to the full text of the 2014 Management Agreement (and the 2014 Restricted Unit Agreement attached as Exhibit A thereto), which is attached as Exhibit 10.1 to the Company’s Current

Report on Form 8-K dated March 10, 2014 and incorporated herein by reference, and the 2015 Restricted Unit Agreement, which is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015 and incorporated herein by reference.

PLAN OF DISTRIBUTION

We are registering the Common Stock on behalf of the selling shareholders pursuant to the terms of a 2014 Management Agreement and the 2014 Restricted Unit Agreement.

The selling shareholders, including their donees, transferees, distributees, beneficiaries or other successors-in-interest, may from time to time offer some or all of the shares of Common Stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

Any or all of the selling shareholders may offer the Common Stock from time to time, either in increments or in a single transaction.  The selling shareholders may also decide not to sell all the shares they are allowed to sell under this prospectus.  The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling shareholders and any of their donees, transferees, distributees, beneficiaries and other successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions.  These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices.  The selling shareholders may use any one or more of the following methods when selling shares of Common Stock:

•                  purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the shares of Common Stock for whom they may act as agent;

•                  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•                  block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange on which the shares are traded or quoted;

•                  privately negotiated transactions;

•                  an agreement with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•                  through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to shares of Common Stock;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

Selling shareholders may enter into transactions from time to time in which a selling shareholder may enter into option or other types of transactions that require the selling shareholder to deliver Common Stock to a broker-dealer or any other person, who will then resell or transfer the Common Stock under this prospectus.

The selling shareholders may also sell shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than under this prospectus.

The selling shareholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell shares of Common Stock covered by this prospectus, including by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in shares of Common Stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares borrowed from the selling shareholders or others to settle such third-party sales or to close out any related open borrowings of shares of Common Stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement to this prospectus or post-effective amendment to the registration statement of which this prospectus is a part as may be required.

Resales by selling shareholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers.  Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales.  When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling shareholder’s agent in the resale of Common Stock by the selling shareholder, or the securities firm may purchase Common Stock from the selling shareholder as principal and thereafter resell those shares from time to time.  Securities firms may, to the extent permissible, receive compensation in the form of commissions, concessions or discounts from the selling shareholders or the purchaser, either as agent of such purchaser or in a sale to such purchaser as principals in amounts to be negotiated.  Such compensation may be in excess of customary commissions, concessions or discounts and will be in amounts to be negotiated in connection with such resales.

To the extent necessary, the specific terms of the offering of the shares of Common Stock, including the specific shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling shareholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase shares of Common Stock from the selling shareholders. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any compensation received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Discounts, concessions, commissions and other compensation, if any, that can be attributed to the sale of shares of Common Stock sold hereunder will be paid by the selling shareholder and/or the purchasers.

If a selling shareholder uses this prospectus for any sale of Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The selling shareholders will be responsible for complying with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling shareholders in connection with resales of their respective shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the Common Stock sold pursuant to this prospectus.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of our Common Stock shares have been passed upon for us by Willkie Farr & Gallagher LLP.

EXPERTS

The consolidated financial statements of Take-Two Interactive Software, Inc. appearing in Take-Two Interactive Software, Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2016 and the effectiveness of Take-Two Interactive Software, Inc.’s internal control over financial reporting as of March 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC.  You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room.  The SEC also maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available, free of charge, on our website at www.take2games.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC.  The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our Common Stock.

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents.  The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below.  We incorporate the documents listed below:

•                  Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC on May 19, 2016;

•                  Definitive Proxy Statement on Schedule 14A filed with the SEC on July 28, 2015;

•                  Description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 26, 2008, including any subsequent amendment or any report filed for the purpose of updating such description; and

•                  All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than reports, documents or information that is furnished and not filed with the SEC).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein.  You should direct any requests for documents to us at the following address or telephone number:

Take-Two Interactive, Inc.

622 Broadway

New York, New York 10012

(646) 536-2842

Attention:  Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes (which would be borne by the selling shareholders).  Other than the SEC registration fee, all of the amounts listed are estimates.

SEC Registration Fee	$2,183.65
Accounting Fees and Expenses	30,000
Legal Fees and Expenses	30,000
Transfer Agent and Registrar Fees and Expenses	10,000
Miscellaneous	10,000
Total	$82,183.65

Item 15.              Indemnification of Directors and Officers.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the corporation’s request as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify also applies to any threatened, pending or completed action or suit brought by or in the right of the corporation, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Company’s Restated Certificate of Incorporation provides that it shall indemnify and hold harmless its officers and directors to the fullest extent authorized by the DGCL, as the DGCL exists or is amended to permit the Company to provide broader indemnification rights than the DGCL provided prior to such amendment, against all expense, liability and loss (including attorneys fees), reasonably incurred or suffered by such person in connection therewith; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board.

In addition, the Company’s Amended and Restated By-laws require the Company to indemnify its officers and directors to the extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.              Exhibits.

See Exhibit Index attached hereto and incorporated by reference.

Item 17.              Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)                                 The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on May 20, 2016.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Strauss Zelnick
Name: Strauss Zelnick
Title: Chairman and Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Strauss Zelnick and Daniel P. Emerson his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date set forth above.

/s/ Strauss Zelnick	/s/ Lainie Goldstein
Strauss Zelnick	Lainie Goldstein
Chairman and Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Michael Dornemann	/s/ Robert Bowman
Michael Dornemann	Robert Bowman
Lead Independent Director	Director

/s/ J Moses	/s/ Michael Sheresky
J Moses	Michael Sheresky
Director	Director

/s/ Susan Tolson
Susan Tolson
Director

S-1

EXHIBIT INDEX

Exhibit No.	Description of Document
5.1*	Opinion of Willkie Farr & Gallagher LLP (counsel).
10.1^	Management Agreement, dated as of March 10, 2014, by and between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation
10.2^	Form of Restricted Unit Agreement, dated as of April 1, 2014, by and between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation.
10.3+	Amendment to Restricted Unit Agreement, dated as of March 31, 2016, by and between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation.
10.4#	Amended and Restated Restricted Unit Agreement by and between ZelnickMedia and the Company, dated as of June 30, 2015.
23.1*	Consent of Willkie Farr & Gallagher LLP (counsel) (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP (independent registered public accounting firm).
24.1*	Powers of Attorney (included on signature page).

* Filed herewith.

^ Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 10, 2014

+ Incorporated by reference to Exhibit 10.50 to the Company’s Annual Report on Form 10-K for the period ended March 31, 2016 and incorporated herein by reference.

# Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015 and incorporated herein by reference.